Exhibit d(1)
                                          INVESTMENT MANAGEMENT AGREEMENT


         AGREEMENT made as of June 4, 1999 by and between BT INSURANCE FUNDS TRUST, a Massachusetts business trust (herein called the "Trust"), regarding advisory services to be provided to MANAGED ASSETS FUND (the "Portfolio"), a series of the Trust, and BANKERS TRUST COMPANY (herein called the "Investment Manager").

         WHEREAS, the Portfolio is registered as an open-end, non-diversified, management investment company under the Investment Company Act of 1940;

         WHEREAS, the Portfolio desires to retain the Investment Manager to render investment advisory and other services, and the Investment Manager is willing to so render such services on the terms hereinafter set forth;

         NOW, THEREFORE, this Agreement

                                               W I T N E S S E T H:
                                            - - - - - - - - - - - - - -

         In consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Portfolio hereby appoints the Investment Manager to act as investment manager to the Portfolio, to oversee the administration of all aspects of the Portfolio's business and affairs and to supervise the performance of professional services provided by others including the administrator, transfer agent, custodian and the placement agent to the Portfolio for the period and on the terms set forth in this Agreement. The Investment Manager accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

         2. MANAGEMENT. Subject to the supervision of the Board of Trustees of the Portfolio, the Investment Manager will provide a continuous investment program for the Portfolio, including investment research and management with respect to all securities, investments, cash and cash equivalents in the
Portfolio. The Investment Manager will determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolio. The Investment Manager will provide the services rendered by it hereunder in accordance with the Portfolio's investment objectives and policies as stated in the then-current Prospectus and Statement of Additional Information. The Investment Manager further agrees that it:

                  (a) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules") and with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, all as amended, and will in addition conduct its activities under this Agreement in accordance with regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies and their subsidiaries;

                  (b) will place orders pursuant to its investment determinations for the Portfolio either directly with the issuer or with any broker or dealer selected by it. In placing orders with brokers and dealers, the Investment Manager will use its reasonable best efforts to obtain the best net price and the most favorable execution of its orders, after taking into account all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, the Investment Manager may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to or for the benefit of any fund and/or other accounts over which the Investment Manager or any of its affiliates exercises investment discretion. Subject to the review of the Portfolio's Board of Trustees from time to time with respect to the extent and continuation of the policy, the Investment Manager is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for effecting a securities transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Investment Manager with respect to the accounts as to which it exercises investment discretion; and

                  (c) will maintain books and records with respect to the Portfolio's securities transactions and will render to the Board of Trustees such periodic and special reports as the Board may request.

         3. SERVICES NOT EXCLUSIVE. The investment management services rendered by the Investment Manager hereunder are not to be deemed exclusive, and the Investment Manager shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

         4. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 of the Rules under the 1940 Act, the Investment Manager hereby agrees that all records which it maintains for the Portfolio are the property of the Portfolio and further agrees to surrender promptly to the Portfolio any of such records upon the Portfolio's request. The Investment Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to comply in full with the requirements of Rule 204-2 under the Investment Advisers Act of 1940 pertaining to the maintenance of books and records.

         5. EXPENSES. During the term of this Agreement, the Investment Manager will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Portfolio.

         In addition, if the expenses borne by the Portfolio in any fiscal year of the Portfolio exceed the applicable expense limitations imposed by the securities regulations of any state in which the beneficial interest in the Portfolio are registered or qualified for sale to the public, if any, the Investment Manager shall reimburse the Portfolio for the excess expense to the extent required by state law.

         6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Portfolio will pay the Investment Manager and the Investment Manager will accept as full compensation therefor a fee, computed daily and payable monthly, an amount equal to the annual rate of 0.10% of the Portfolio's average daily net assets.

         7. LIMITATION OF LIABILITY OF THE INVESTMENT MANAGER;  INDEMNIFICATION.
(a) The Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

                  (b) Subject to the  exceptions  and  limitations  contained in
Section 7(c) below:

(i) the Investment Manager shall be indemnified by the Portfolio to the fullest extent permitted by law, against liability and against all expenses reasonably incurred or paid by it in connection with any claim, action, suit or proceeding in which it becomes involved, as a party or otherwise, by virtue of it being or having been the investment manager of the Portfolio, and against amounts paid or incurred by it in the settlement thereof;

                           (ii)  the  words   "claim,"   "action,"   "suit,"  or
"proceeding" shall apply to all claims,
actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, reasonable attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  (c) No indemnification shall be provided hereunder to the Investment Manager:

(i) if the Investment Manager shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Portfolio or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under this Agreement, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Portfolio; or

                           (ii) in the event of a  settlement,  unless there has
been a determination that such
Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                  (A)  by the court or other body approving the settlement; or

(B) by at least a majority of those Trustees who are neither Interested Persons of the Portfolio nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                           (C) by written  opinion of independent  legal counsel
based upon a review of readily
available facts (as opposed to a full trial-type inquiry); provided, however, that any shareholder of the Portfolio may, by appropriate legal proceedings, challenge any such determination by the Trustees or by independent counsel.

                  (d) The rights of indemnification herein provided may be insured against by policies maintained by the Portfolio, shall not be exclusive of or affect any other rights to which the Investment Manager may now or hereafter be entitled, shall continue as to the Investment Manager when it has ceased to be the Portfolio's Investment Manager and shall inure to the benefit of the successors and assigns of the Investment Manager. Nothing contained herein shall affect any rights to indemnification to which Portfolio personnel and any other persons, other than the Investment Manager, may be entitled by contract or otherwise under law.

                  (e)  Expenses  in   connection   with  the   preparation   and
presentation of a defense to any claim, suit or proceeding of the character described in subsection (b) of this Section 7 may be paid by the Portfolio from time to time prior to final disposition thereof, upon receipt of an undertaking by or on behalf of the Investment Manager that such amount will be paid over by it to the Portfolio if it is ultimately determined that the Investment Manager is not entitled to indemnification under this Section 7; provided, however, that either (i) the Investment Manager shall have provided appropriate security for such undertaking, or (ii) the Portfolio shall be insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither "interested persons" of the Portfolio nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts as opposed to a trial-type inquiry or full investigation), that there is reason to believe that the Investment Manager will be entitled to indemnification under this Section 7.

                  (g) A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

         8. DURATION AND TERMINATION. This Agreement shall be effective as to the Portfolio as of the date the Portfolio commences investment operations after this Agreement shall have been approved by the Board of Trustees of the Trust and the investor(s) in the Portfolio in the manner contemplated by Section 15 of the 1940 Act and, unless sooner terminated as provided herein, shall continue until the second anniversary of such date. Thereafter, if not terminated, this Agreement shall continue in effect as to the Portfolio for successive periods of 12 months each, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust by vote of a majority of the outstanding voting securities of the Portfolio; provided, however, that this Agreement may be terminated by the Portfolio at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to the Investment Manager, or by the Investment Manager as to the Portfolio at any time, without payment of any penalty, on 60 days' written notice to the Portfolio. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act and the rules and regulatory constructions thereunder.)

         9. AMENDMENT OF THIS AGREEMENT. No material term of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of a material term of this Agreement shall be effective until approved by vote of a majority of the Portfolio's outstanding voting securities.

         10. (A) REPRESENTATIONS AND WARRANTIES. The Investment Manager hereby represents and warrants as follows:

                  (1) The Investment  Manager is exempt from registration  under the Investment Advisers Act of 1940;

                  (2) The  Investment  Manager has all  requisite  authority  to enter into, execute, deliver and perform its obligations under, this Agreement;

                  (3) This   Agreement  is  legal,   valid  and   binding,   and
                      enforceable in accordance with its terms; and

                  (4) The   performance  by  the   Investment   Manager  of  its
                      obligations under this Agreement does not conflict with any law to which it is subject.

(B) COVENANTS. The Investment Manager hereby covenants and agrees that, so long as this Agreement shall remain in effect,

                  (1) The Investment Manager shall remain either exempt from, or registered under, the registration provisions of the Investment Advisers Act of 1940; and

                  (2) The   performance  by  the   Investment   Manager  of  its
                      obligations under this Agreement shall not conflict with any law to which it is then subject.

         11. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Investment Manager at 130 Liberty Street, New York, New York 10006; (2) to Mutual Fund Services at One Bankers Trust Plaza, New York, New York 10006 or (3) to the Portfolio c/o First Data Investor Services Group, Inc., 53 State Street, Boston, Massachusetts 02109.

         12. WAIVER. With full knowledge of the circumstances and the effect of its action, the Investment Manager hereby waives any and all rights which it may acquire in the future against the property of any investor in the Portfolio, other than beneficial interests in the Portfolio at their then net asset value, which arise out of any action or inaction of the Portfolio under this Agreement.

         13. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of New York, without reference to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                Very truly yours,


                                                     BT INSURANCE FUNDS TRUST


                                               By:      /s/Gerald J. Holland

AGREED TO AND ACCEPTED:

BANKERS TRUST COMPANY


By:      /s/Ross C. Youngman